Exhibit 10.2

Supplementary Agreement for
Xinda’s 300 Thousand Metric Tons Plastics New Material Production and R&D Project and Affiliated Training Center Project1

Party A: People’s Government of Shunqing District, Nanchong City, Sichuan Province

Party B: Xinda Holding (HK) Company Limited

In order to encourage Party B’s project investment in Shunqing District, Nanchong City, Sichuan Province, the parties entered into this supplemental agreement (this “Agreement”) in accordance with (1) the Term Sheet on the Investment of the Production Base of Xinda’s 300 Thousand Tons Plastics New Material (the “Term Sheet”) entered into by and among Party A, Party B and the government of Nanchong City on February 2, 2013, and (2) the Investment Agreement on Xinda’s 300 Thousand Tons Plastics New Material Production and R&D Project and Affiliated Training Center Project (the “Investment Agreement”) entered into by and between Party A and Party B on March 8, 2013. This Agreement stipulates the provision of interest-subsidized loans for the project by Party A to Party B or its designated party (the “Designated Party” of Party B means Party B and/or the related company of Party B (the related company of Party B means Heilongjiang Xinda Enterprise Group Company Limited, a wholly-owned subsidiary of Party B (“Heilongjiang Xinda”)) for the purpose of setting up a manufacturing company with an independent legal person capacity in Shunqing District, Nanchong City, and the temporary name of which is “Sichuan Xinda Enterprise Group Company Limited”). Both parties have all the necessary and sufficient rights and authorizations to sign this Agreement and to perform all obligations prescribed in this Agreement.

1 The English translation of this agreement is for reference only.

I.	Specific Arrangements for Interest-subsidized Loans
1. In order to encourage the development of Party B’s 300 thousand metric tons plastics new material production and R&D project (the “Production Project”) and the affiliated training center project (the “Training Project”, together with the Production Project, the “Project”), Party A agrees to coordinate with relevant parties to provide an interest-subsidized loan of a total RMB 120 million with no interest borne by Party B (hereinafter the “Loan”, unless otherwise instructed, the currency referred to in this Agreement is in “RMB”) for the Project, the specific loan arrangements are as follows:

(1) Within 10 business days from the execution of this agreement (Party B having completed the registration of the manufacturing enterprise that is an independent legal entity in Shunqing District of Nanchong city, with registered capital of no lower than RMB 50 million), Party A shall coordinate with relevant parties to provide Heilongjiang Xinda with an interest-subsidized loan of RMB 50 million in accordance with applicable laws. This loan will be used to supplement the reserve funds for construction at the preliminary stage for the Project.

(2) Prior to August 30, 2013 and within 10 business days from the date of the execution of construction contract for the Project by the parties, Party A shall coordinate with relevant parties to provide Heilongjiang Xinda with an interest-subsidized loan of RMB70 million in accordance with applicable laws. This loan shall be used to supplement the reserve funds for construction at the preliminary stage for the Project.

II.	Repayment of Interest-subsidized Loans

1. Repay the first loan of RMB 50 million before May 5, 2014;
2. Repay the second loan of RMB 70 million before November 10, 2014.

III.	Guarantee for the Loans

1. Mortgage Guarantee. The manufacturing enterprise (hereinafter referred to as “Sichuan Xinda”) to be established by Party B and/or Heilongjiang Xinda with an independent legal person capacity in Nanchong city shall, after acquiring the land use right for the Project, promptly mortgage the permits for ancillary rights attached to the land use right of the training center and the industrial land to an entity designated by Party A, as the guarantee for the Loan. Meanwhile, Party B shall assume joint and several liability for Heilongjiang Xinda’s repayment of the Loan.

2. Release of Mortgage.  The parties confirm and agree that Party A shall release the mortgage and provide relevant supporting documentation within 7 business days after Heilongjiang Xinda’s full repayment of the RMB120 million Loan, provided that the Production Project is duly completed and put into production in accordance with the terms of the Investment Agreement.

IV.	Liability for Breach of Contract

1. Any party violating the provisions of this Agreement shall be liable for breach of contract and shall indemnify the other party for any losses incurred as a result thereof; in the event that there is a breach from both parties, each party shall borne such corresponding liability accordingly.

2. In the event that Party A fails to coordinate with and provide the Loan to Heilongjiang Xinda in accordance with this Agreement, Party B or its Designated Party shall have the right to cease the construction of the Project, and to rescind the Term Sheet, the Investment Agreement and any other relevant agreements. Party A shall indemnify Party B or its Designated Party for any and all losses incurred as a result of this Project, including without limitation any payment having made by Party B or its Designated Party (which shall include without limitation performance bond, consideration for land use right transfer, relevant taxes and other construction costs of the Project, etc.).

3. In the event this Agreement cannot be implemented due to Party B’s breach of the Term Sheet, the Investment Agreement or any other relevant agreements, Party A shall have the right to rescind the Term Sheet, the Investment Agreement and any other relevant agreements and the right not to refund any performance bond or consideration for land use right transfer that Party B has paid. Party B shall indemnify Party A for any and all losses incurred (including without limitation infrastructure input in connection with the Project by Party A). Meanwhile, Party A shall be entitled to retrieve funds previously lent to the related company of Party B and apply interests in accordance with applicable bank lending rate in the corresponding period.

V.	Mutual Responsibilities

1. Confidentiality. In addition to relevant laws and regulations, the requirements of government or trading agency, both parties under this Agreement shall keep confidential the contents of this Agreement and the data and information of either party disclosed during the implementation process of this Agreement. Without the prior written consent of the other party, neither party shall have the right to unilaterally disclose any such confidential information, provide it to any third party, or use it for any purpose not set forth in this Agreement. The breaching party shall bear all corresponding legal responsibilities.

2. Good faith. Upon execution of this Agreement, Party A and Party B shall abide by the same and shall perform all of their obligations hereunder with good faith accordingly.

3. Both parties shall have necessary rights and have obtained all requisite authorizations to execute and implement this Agreement.

VI.	Other Provisions

1. This Agreement is a supplemental agreement to the Term Sheet and the Investment Agreement entered into by and between Party A, Party B and/or Nanchong City government. This Agreement is legally binding and enforceable upon both parties. Should any term of this Agreement conflict with any provision in any other document entered into prior to this Agreement, particularly the Frame Agreement or the Investment Agreement, the terms and the provisions of this Agreement shall prevail.

2. The formation, execution, validity, interpretation and performance of this Agreement shall be governed by the laws of the People’s Republic of China. Any dispute arising in relation to this Agreement shall be settled through good-faith negotiation and be resolved with amity. In the event parties fail to reach an agreement through negotiation, either party may file a legal proceeding to the competent people’s court at Party A’s domicile.

3. If any one or more terms or part of any provisions of this Agreement is determined as invalid, illegal or unenforceable in accordance with applicable laws, the validity, legality or enforceability of the rest of this Agreement shall not be affected or damaged in any respect. Both parties shall negotiate in good faith to modify the invalid, illegal or unenforceable provisions, such that such provisions shall be in compliance with applicable laws with the same or similar economic effect to the maximum extent as the parties originally intended.

4. This Agreement shall become effective upon the execution by the representatives of both parties with common seals applied by Party A and Party B.

5. This Agreement shall be executed in eight counterparts, with four for each party.

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(No provision in this page, just the signature page to the Agreement)

This Agreement is signed by the following parties:

Party A: People’s Government of Shunqing District, Nanchong City, Sichuan Province (official seal)

Legal (Authorized) representative: ___________(signature)

Party B: Xinda Holding (HK) Company Limited (official seal)

Legal (Authorized) representative: ___________(signature)

Execution Date: March 8, 2013